Exhibit 99.1

Summit Midstream Partners, LP 910 Louisiana Street, Suite 4200 Houston, TX 77002

Summit Midstream Partners, LP Announces Series A Preferred Unit Exchange Offer

Houston, Texas (March 10, 2021) – Summit Midstream Partners, LP (NYSE: SMLP) (the “Partnership”) announced today that it has commenced an offer to exchange (the “Exchange Offer”) its 9.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units (Liquidation Preference $1,000) (the “Series A Preferred Units”) tendered in the Exchange Offer for up to 2,160,000 newly issued common units (the “Maximum Exchange Amount”) representing limited partner interests in the Partnership (the “Common Units”). For each Series A Preferred Unit that is accepted in the Exchange Offer, the holder will receive 27 Common Units (the “Exchange Consideration”). The Exchange Offer is conditioned on, among other things, that holders of at least 15,000 Series A Preferred Units properly tender (and do not validly withdraw) their Series A Preferred Units prior to the expiration date of the Exchange Offer.

The Exchange Offer is scheduled to expire at 11:59 p.m., New York City time, on April 6, 2021, unless extended (the “Expiration Date”). The Partnership will issue Common Units in exchange for each Series A Preferred Unit that is accepted for exchange promptly after the Expiration Date.

The maximum number of Series A Preferred Units that will be exchanged for the Exchange Consideration under the Exchange Offer is 80,000. If the aggregate number of Common Units issuable in exchange for Series A Preferred Units that are properly tendered (and not validly withdrawn) as of the Expiration Date exceeds the Maximum Exchange Amount, we will accept for exchange that number of Series A Preferred Units that does not result in the number of Common Units being issued in the Exchange Offer exceeding the Maximum Exchange Amount. In that event, the Series A Preferred Units that will be accepted for exchange will be subject to proration, as described in the Offer to Exchange.

Holders that tender Series A Preferred Units that are accepted for exchange will forfeit any claim to all accumulated and unpaid distributions on their Series A Preferred Units, regardless of when accumulated, whether before or after the date hereof and including any distributions that may accumulate through the settlement date for the Exchange Offer.

D.F. King & Co., Inc. is acting as the Information Agent and American Stock Transfer & Trust Company, LLC is acting as the Depositary for the Exchange Offer.

The complete terms and conditions of the Exchange Offer are set forth in the Offer to Exchange and related Letter of Transmittal that are filed with the U.S. Securities and Exchange Commission (the “SEC”) under cover of Schedule TO and are being sent to holders of the existing Series A Preferred Units. Copies of the Offer to Exchange and Letter of Transmittal may be found on the SEC’s website at www.sec.gov, the Partnership’s website at www.summitmidstream.com or may be obtained from the Information Agent, D.F. King & Co., Inc., at 800-967-5071 (toll free) for unitholders, 212-269-5550 for banks and brokers or summitmidstream@dfking.com. The Depositary, American Stock Transfer & Trust Company, LLC can be contacted at 877-248-6417 (toll free) or 718-921-8317.

THIS PRESS RELEASE IS NEITHER AN OFFER TO PURCHASE NOR A SOLICITATION OF AN OFFER TO SELL ANY SERIES A PREFERRED UNITS, NOR IS IT AN OFFER TO SELL OR A SOLICITATION TO BUY ANY COMMON UNITS. THIS PRESS RELEASE IS NOT A SOLICITATION FOR ACCEPTANCE OF THE EXCHANGE OFFER. THE PARTNERSHIP IS MAKING THE EXCHANGE OFFER ONLY BY, AND PURSUANT TO THE TERMS OF THE OFFER TO EXCHANGE, THE LETTER OF TRANSMITTAL AND OTHER RELATED DOCUMENTS FILED WITH THE SEC. THE EXCHANGE OFFER IS NOT BEING MADE IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES, BLUE SKY OR OTHER LAWS OF SUCH JURISDICTION. NONE OF THE PARTNERSHIP, OUR GENERAL PARTNER, ITS BOARD OF DIRECTORS, OFFICERS OR EMPLOYEES, THE INFORMATION AGENT OR THE DEPOSITARY FOR THE EXCHANGE OFFER MAKES ANY RECOMMENDATION IN CONNECTION WITH THE EXCHANGE. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER, SOLICITATION OR SALE IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE IS UNLAWFUL.

About Summit Midstream Partners, LP

SMLP is a value-driven limited partnership focused on developing, owning and operating midstream energy infrastructure assets that are strategically located in unconventional resource basins, primarily shale formations, in the continental United States. SMLP provides natural gas, crude oil and produced water gathering services pursuant to primarily long-term and fee-based gathering and processing agreements with customers and counterparties in six unconventional resource basins: (i) the Appalachian Basin, which includes the Utica and Marcellus shale formations in Ohio and West Virginia; (ii) the Williston Basin, which includes the Bakken and Three Forks shale formations in North Dakota; (iii) the Denver-Julesburg Basin, which includes the Niobrara and Codell shale formations in Colorado and Wyoming; (iv) the Permian Basin, which includes the Bone Spring and Wolfcamp formations in New Mexico; (v) the Fort Worth Basin, which includes the Barnett Shale formation in Texas; and (vi) the Piceance Basin, which includes the Mesaverde formation as well as the Mancos and Niobrara shale formations in Colorado. SMLP has an equity investment in Double E Pipeline, LLC, which is developing natural gas transmission infrastructure that will provide transportation service from multiple receipt points in the Delaware Basin to various delivery points in and around the Waha Hub in Texas. SMLP also has an equity investment in Ohio Gathering, which operates extensive natural gas gathering and condensate stabilization infrastructure in the Utica Shale in Ohio. SMLP is headquartered in Houston, Texas.

Forward-Looking Statements

This press release includes certain statements concerning expectations for the future that are forward-looking within the meaning of the federal securities laws, including, without limitation, information concerning completion of the Offer to Exchange, the terms and timing of the Offer to Exchange, and the impact of completion of the Offer to Exchange. The Partnership may modify the terms or timing of the Offer to Exchange with requisite notice. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements and may contain the words “expect,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “will be,” “will continue,” “will likely result,” and similar expressions, or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements also contain known and unknown risks and uncertainties (many of which are difficult to predict and beyond management’s control) that may cause SMLP’s actual results in future periods to differ materially from anticipated or projected results. An extensive list of specific material risks and uncertainties affecting SMLP is contained in its 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 4, 2021, as amended and updated from time to time. Any forward-looking statements in this press release, are made as of the date of this press release and SMLP undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

Contact:     Ross Wong, Sr. Director, Corporate Development & Finance, 832-930-7512, ir@summitmidstream.com

SOURCE: Summit Midstream Partners, LP

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